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                                     FORM OF
                             AMENDMENT NUMBER 10 TO
                        PRINCIPAL UNDERWRITING AGREEMENT

      Pursuant to the Principal Underwriting Agreement between HARTFORD SECURITIES DISTRIBUTION COMPANY, INC. and THE HARTFORD MUTUAL FUNDS, INC. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 22, 1996, as amended and as assigned to Hartford Investment Financial Services, LLC (formerly known as Hartford Investment Financial Services Company) on November 1, 1998 (the "Agreement"), THE HARTFORD SELECT MIDCAP GROWTH FUND is hereby included as a new Fund. All provisions in the Agreement shall apply to The Hartford Select MidCap Growth Fund.

                        IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 31st day of December, 2004.

                        HARTFORD INVESTMENT FINANCIAL  SERVICES, LLC

                        By:
                            ------------------------------------------------
                            John C. Walters
                            Executive Vice President

                            THE HARTFORD MUTUAL FUNDS, INC.
                            on behalf of:

THE HARTFORD SELECT MIDCAP GROWTH FUND

                        By:
                            ------------------------------------------------
                            David M. Znamierowski
                            President